UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2023

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 964-0096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY MATTERS

This Current Report on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K filed by Gartner, Inc. (the "Company") with the U.S. Securities and Exchange Commission on June 2, 2023 (the “Original Report”). The Original Report was filed to report on the voting results of the Company's 2023 Annual Meeting of Stockholders held on June 1, 2023 (the “Annual Meeting”), including, among other things, the results of the stockholder advisory vote on the frequency of future stockholder advisory votes to approve executive compensation. The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision regarding the frequency with which it will propose future stockholder advisory votes on executive compensation. No other changes have been made to the Original Report.

As reported in the Original Report, an annual advisory vote on executive compensation was approved by a majority of the votes cast at the Annual Meeting. In light of the voting results, and consistent with its recommendation to shareholders, the Company’s Board of Directors has decided that the Company will hold an advisory vote on the compensation of its named executive officers every year until the occurrence of the next advisory vote on the frequency of executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: August 1, 2023	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President & Chief Financial Officer